Exhibit 99.1

CONTACT:	GLENN C. CHRISTENSON, (800) 544-2411 OR (702) 367-2484 EXECUTIVE VICE PRESIDENT/CHIEF FINANCIAL OFFICER/ CHIEF ADMINISTRATIVE OFFICER

WILLIAM W. WARNER, (800) 544-2411 OR (702) 221-6620 EXECUTIVE VICE PRESIDENT/CHIEF DEVELOPMENT OFFICER

LESLEY A. PITTMAN, (800) 544-2411 OR (702) 367-2437 VICE PRESIDENT OF CORPORATE & GOVERNMENT RELATIONS

FOR IMMEDIATE RELEASE:      AUGUST 20, 2003

GRATON RANCHERIA ENTERS INTO OPTION AGREEMENT FOR ALTERNATIVE SITE FOR
SONOMA COUNTY RESORT/CASINO PROJECT

Las Vegas – The Federated Indians of Graton Rancheria (the “Tribe”) and Station Casinos, Inc. (NYSE: STN) (“Station” or the “Company”) today announced that they have entered into an option to purchase 360 acres of land just west of Rohnert Park’s city limits in Sonoma County, California on which they propose to build a gaming and entertainment project.

“The Tribe has been searching for a site in a progressive community that will embrace the economic benefits generated by the investment in this entertainment complex.  The Tribe believes that developing the project in this location will be mutually beneficial to the Tribe, the City of Rohnert Park and Sonoma County,” said Scott Nielson, executive vice president and chief legal officer for Station Casinos, Inc.

“I have always believed that this Tribe deserves a chance at economic self-reliance,” said U.S. Rep. Mike Thompson (D-Napa Valley), who had encouraged the Tribe to find an alternative site.  “I support their efforts to work with the community to find a new site that is both environmentally feasible and economically viable.  The public process still needs to move forward, but I am extremely encouraged by this development.”

The proposed site is bordered by Stony Point Road, Wilfred Avenue and Rohnert Park Expressway, approximately one-half mile from the 101 freeway and approximately 43 miles from downtown San Francisco.  A map of the proposed site may be found on Station Casinos’ website at www.stationcasinos.com.

The Tribe and Station intend to meet in the near future with Sonoma County and the City of Rohnert Park to make a presentation concerning the proposed project. The Tribe also intends to begin negotiations with Sonoma County and the City of Rohnert Park in the near future on a Memorandum of Understanding (“MOU”) which will address local impacts and related mitigation steps, as well as outline new sources of revenue which will benefit Rohnert Park and the larger Sonoma County community.  If an MOU is reached and the land is taken into trust by the federal government, the Tribe has committed to transfer to Sonoma County their rights to the parcel of land that was originally proposed for the project.

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada.  Station’s properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering.  Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wild Wild West Gambling Hall & Hotel, and the Wildfire Casino in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino and Fiesta Henderson Casino Hotel in Henderson, Nevada.  Station also owns a 50 percent interest in both Barley’s Casino & Brewing Company and Green Valley Ranch Station Casino in Henderson, Nevada.  In addition, Station manages Thunder Valley Casino in Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the business, financial condition, results of operations, dispositions, acquisitions and expansion projects of the Company and its subsidiaries which involve risks and uncertainties including, but not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and its Registration Statement on Form S-4 File No. 333-66140.  Additional financial information, including presentations from recent investor conferences, is available in the “Investors” section of the Company’s website at www.stationcasinos.com.